LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:


                                                        Effective      End of
                                              Date                  Initial Term

Liberty Midcap Growth Fund                  11/01/01                  07/31/03
Stein Roe Small Company Growth Fund         11/01/01                  07/31/03
Stein Roe Capital Opportunities Fund        11/01/01                  07/31/03
Stein Roe Global Thematic Equity Fund       11/01/01                  07/31/03
Stein Roe European Thematic Equity Fund     11/01/01                  07/31/03
Liberty Growth Stock Fund                   7/15/02                   07/31/03
Liberty Young Investor Fund                 7/29/02                   07/31/03



Dated: July 15, 2002


                                        LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST



Attest:                                      By:
        /s/Kevin S. Jacobs                      /s/Jean S. Loewenberg
          Kevin S. Jacobs                    Jean S. Loewenberg
          Assistant Secretary                Secretary


                                             STEIN ROE & FARNHAM INCORPORATED



Attest:                                      By:
        /s/Kevin S. Jacobs                      /s/Jean S. Loewenberg
           Kevin S. Jacobs                   Jean S. Loewenberg
           Assistant Secretary               Secretary





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                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for Stein Roe Capital Opportunities Fund and Liberty Midcap Growth Fund 0.750% on first $500 million
0.700% on next $500 million
0.650% on next $500 million
0.600% thereafter

Schedule for Liberty Growth Stock Fund
0.60% up to $500 million
0.55% next $500 million
0.50% next $1 billion
0.45% thereafter

Schedule for Liberty Young Investor Fund
0.60% up to $500 million
0.55% next $500 million
0.50% thereafter

Schedule for Stein Roe Small Company Growth Fund, Stein Roe Global Thematic Equity Fund and Stein Roe European Thematic Equity Fund

0.85% of average daily net assets



Dated: July 15, 2002

                                        LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST



Attest:                                 By:
        /s/Kevin S. Jacobs                 /s/Jean S. Loewenberg
            Kevin S. Jacobs             Jean S. Loewenberg
            Assistant Secretary         Secretary


                                        STEIN ROE & FARNHAM NCORPORATED



Attest:                                 By:
        /s/Kevin S. Jacobs                 /s/Jean S. Loewenberg
            Kevin S. Jacobs             Jean S. Loewenberg
            Assistant Secretary         Secretary